UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 23, 2022
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2022, AZZ Inc., a Texas corporation (the “Company”), entered into a Contribution and Purchase Agreement (the “Purchase Agreement”), by and among the Company, AIS Investment Holdings LLC, a Delaware limited liability company (the “AIS JV”), and Fernweh AIS Acquisition LP, a Delaware limited partnership (the “Purchaser”) controlled by affiliates of Fernweh Group LLC. Pursuant to, and subject to the terms and conditions set forth in, the Purchase Agreement, among other matters, the Company will cause the contribution of its AZZ Infrastructure Solutions Segment (excluding AZZ Crowley Tubing), a leading provider of specialized products and services designed to support industrial and electrical applications (the “AIS Business”) to the AIS JV and sell a 60% interest in the AIS JV to the Purchaser for approximately $228 million in cash proceeds, subject to certain customary purchase price adjustments, of which $120 million will be funded by committed debt financing taken on by the AIS JV (the “AIS Transaction”). The Purchaser will purchase its 60% interest in the AIS JV from the Company and/or a designated subsidiary of the Company for $108 million in cash, subject to certain customary purchase price adjustments, funded by committed equity financing taken on by the Purchaser. The Company anticipates it will use the proceeds from this transaction primarily to reduce Company debt. Under the terms of the transaction, upon the closing the AIS JV will be governed by a board of directors with three representatives from the Purchaser and two representatives from the Company. Upon consummation of the AIS Transaction, the Purchaser will own a 60% interest in the AIS JV and the Company will, directly or indirectly, retain a 40% interest in the AIS JV.

The Purchase Agreement includes customary representations, warranties, covenants, agreements and indemnities by the Company, the AIS JV and the Purchaser related to the AIS Business and the AIS Transaction. Additionally, the Purchase Agreement includes customary pre-closing covenants of the Company and AIS Business, including covenants relating to the conduct of the AIS Business in the ordinary course consistent with past practice and to refrain from taking certain actions without the Purchaser’s consent and covenants not to solicit proposals relating to alternative transactions.
Consummation of the transaction is subject to various closing conditions as set forth in the Purchase Agreement, including the completion of the contribution of the AIS Business to AIS JV. The Company's obligation to consummate the transaction is conditioned on, among other things, (i) specified governmental clearances (“Required Approvals”), and (ii) the receipt by the AIS JV of proceeds of the committed debt financing (which is subject to customary conditions precedent). The Purchaser’s obligation to consummate the transaction is conditioned on, among other things, the receipt of Required Approvals and the AIS Business not having suffered a Material Adverse Effect (as defined in the Purchase Agreement). Further, the obligation of each party to consummate the transaction is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Purchase Agreement. The committed debt financing contemplates (i) a senior secured term loan facility of $120 million, and (ii) a revolving credit facility of $60 million. At closing, the Purchaser will obtain a representation and warranty insurance policy to insure against certain losses arising from breaches of or inaccuracies in the representations and warranties of the Company in the Purchase Agreement. Except with respect to losses arising from fraud, the Purchaser will not have recourse against the Company after the closing date with respect to breaches of the Company’s representations and warranties in the Purchase Agreement.

The Purchase Agreement also provides for certain termination rights of the Company and Purchaser, including the right of either party to terminate the Purchase Agreement if the AIS Transaction is not consummated by 5:00 p.m. (New York City time) on December 23, 2022. The Purchase Agreement provides that, in connection with the termination of the Purchase Agreement under specified circumstances, the Purchaser may be required to pay to the Company a termination fee of $10 million, or $2.5 million in the event the Purchase Agreement is terminated by the Company in circumstances where all the closing conditions have been satisfied or waived but the funds from the committed debt financing are not received.

Upon closing of the AIS Transaction, the Company and the AIS JV will enter into a transition services agreement pursuant to which the Company will continue to provide certain services with respect to the AIS Business for a specified period of time post-closing of the AIS Transaction in exchange for an annual fee to be paid by the AIS JV to the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed among the parties, including being qualified by confidential disclosures among those parties. Instead of establishing matters as facts, the representations and warranties have been made to allocate risks contractually among the parties, including where the parties do not have complete knowledge of all facts.

Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.05	Costs Associated with Exit or Disposal Activities.
As described under Item 1.01 of this Current Report on Form 8-K, the Company entered into the Purchase Agreement on June 23, 2022, pursuant to which the Company plans to contribute its AIS Business to the AIS JV and sell a 60% interest in the AIS JV to the Purchaser for approximately $228 million in cash proceeds, subject to certain customary purchase price adjustments. As part of recognizing the AIS Business as held for sale in accordance with generally accepted accounting principles, the Company is required to measure the AIS Business at the lower of its carrying amount or fair value less cost to sell. The Company will complete this assessment during its second quarter of fiscal year 2023. The Company expects the assessment will result in a non-cash loss on disposal of approximately $35 to $65 million. The loss on disposal will be recorded as part of discontinued operations in the Company’s financial statements, and on a future basis, it is expected that the continued investment in the AIS JV and the AIS Business will be deconsolidated from the Company’s financial statements and accounted for under the equity method of accounting.

The Company estimates that it will incur a total of approximately $2.5 million of expenses related to the sale of the AIS Business, consisting primarily of advisory fees, transition and closing related costs. These expenses are expected to be primarily incurred and recognized in the first half of fiscal year 2023. The Company may incur additional costs associated with the sale of the AIS Business as the foregoing costs are estimates and subject to change.

Item 7.01	Regulation FD Disclosure.
On June 23, 2022, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated by reference herein.

The forgoing information is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains forward-looking statements that are subject to risks and uncertainties, including statements relating to the transaction. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission.

The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
2.1	Contribution and Purchase Agreement, dated as of June 23, 2022, by and between AZZ Inc., AIS Investment Holdings LLC and Fernweh AIS Acquisition LP. *
99.1	Press release dated June 23, 2022.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules and exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: June 27, 2022	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary